Exhibit 10.2

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATES OF THE UNITED STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT PURSUANT TO REGISTRATION UNDER THE ACT OR PURSUANT TO AN EXEMPTION THEREFROM, AND EXCEPT AS PERMITTED UNDER APPLICABLE STATE SECURITIES LAWS. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

Warrant No. 2011-	Issue Date: March 31, 2011

ENERJEX RESOURCES, INC.

STOCK PURCHASE WARRANT

THIS CERTIFIES THAT [                    ], or assigns (the “Holder”), for value received, is entitled to purchase from ENERJEX RESOURCES, INC., a Nevada corporation (the “Company”), [                     (    )] fully paid and nonassessable Shares of the Company’s Common Stock (as defined below) at a price of Ninety Cents ($0.90) per Share (the “Stock Purchase Price”).

1. DEFINITIONS. The following definitions shall apply for all purposes of this Warrant:

1.1 “Articles of Incorporation” means the Company’s Articles of Incorporation, as currently in effect and as hereafter amended from time to time during the term of this Warrant.

1.2 “Common Stock” means shares of the Company’s common stock, par value $0.001 per share, the rights, preferences and privileges of which, and the limitations and restrictions on which, are set forth in the Company’s Articles of Incorporation.

1.3 “Corporate Transaction” means (a) any actual liquidation, winding up or dissolution of the Company, (b) the sale of more than fifty percent (50%) of the assets of the Company in any single transaction or series of related transactions other than in the ordinary course of the Company’s business, and (c) any reorganization or merger of the Company with or into any other corporation or entity or any other transaction or series of related transactions (including any stock sale or exchange directly by the shareholders of the Company), in which transaction the Company’s shareholders immediately prior to such transaction own immediately after such transaction less than fifty percent (50%) of the outstanding voting securities or outstanding voting power of the surviving corporation (or its parent).

1.4 “Shares” means shares of the Company’s Common Stock.

1.5 “Securities Purchase Agreement” shall mean that certain Securities Purchase Agreement dated March 31, 2011, and all other counterpart versions thereof executed and delivered at all “Additional Closings” (as defined therein) contemplated by such Stock Purchase Agreement.

1.6 “Stock Purchase Price” shall mean Ninety Cents ($0.90) per share.

1.7 “Warrant” shall mean this Stock Purchase Warrant, and “Warrants” shall refer to the series of Warrants issued by the Company at the “Initial Closing” and all “Additional Closings” contemplated by the Purchase Agreement.

1.8 “Warrant Shares” shall mean Shares of Common Stock.

2. EXERCISE. This Warrant is and shall be exercisable at any time and from time to time during the period (a) commencing on the Issue Date of this Warrant as set forth on page 1, above (the “Commencement Date”), and (b) expiring on December 31, 2011. The Shares of the Company’s capital stock for which this Warrant is exercisable are referred to herein as the “Warrant Shares,” and the per share purchase price of such Warrant Shares is referred to herein as the “Stock Purchase Price.” This Warrant may be exercised at any time or from time to time up to and including 5:00 p.m. (Pacific time) on December 31, 2011 (the “Expiration Date”), upon surrender to the Company at its principal office (or at such other location as the Company may advise Holder in writing) of this Warrant properly endorsed with the Form of Subscription attached hereto duly completed and signed and upon payment in cash or by wire transfer in immediately-available funds of the aggregate Stock Purchase Price for the number of Warrant Shares for which this Warrant is being exercised determined in accordance with the provisions hereof. The Stock Purchase Price and the Warrant Shares are subject to adjustment as provided in Section 3.3, below.

3. TERMS AND CONDITIONS. This Warrant is subject to the following terms and conditions:

3.1 EXERCISE; ISSUANCE OF CERTIFICATES; PAYMENT FOR SHARES. This Warrant is exercisable at the option of the Holder of record hereof, at any time or from time to time after the Commencement Date and up to the Expiration Date, for all and any part of the Warrant Shares (but not for a fraction of a share). The Company agrees that the Warrant Shares purchased under this Warrant shall be and are deemed to be issued to the Holder hereof as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for such shares. Certificates for the Warrant Shares so purchased, together with any other securities or property to which the Holder hereof is entitled upon such exercise, shall be delivered to the Holder hereof by the Company at the Company’s expense within a reasonable time after the rights represented by this Warrant have been so exercised. In case of a purchase of less than all the Warrant Shares, the Company shall cancel this Warrant and execute and deliver a new Warrant or Warrants of like tenor for the balance of the Warrant Shares purchasable under the Warrant surrendered upon such purchase to the Holder hereof within a reasonable time, not exceeding fifteen (15) days after the date of such surrender. Each stock certificate so delivered shall be in such denominations as may be requested by the Holder hereof and shall be registered in the name of such Holder or such other name as shall be designated by such Holder.

3.2 SHARES TO BE FULLY PAID; RESERVATION OF SHARES. The Company covenants and agrees that all Warrant Shares (and shares of its Common Stock issuable upon conversion of such Warrant Shares) will, upon issuance, be duly authorized, validly issued, fully paid and nonassessable and free from all preemptive rights of any shareholder and free of all taxes, liens and charges with respect to the issue thereof. The Company further covenants and agrees that during the period within which the rights represented by this Warrant may be exercised or converted, the Company will use its best efforts to cause a sufficient number of shares of authorized but unissued capital stock (and shares of Common Stock issuable on conversion of such capital stock, if any) to be authorized when and as required to provide for the exercise or conversion of the rights represented by this Warrant. The Company will take all such action as may be necessary to assure that such shares of capital stock (and shares of Common Stock issuable on conversion of such capital stock, if any) may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of any domestic securities exchange upon which the stock may be listed. The Company will not take any action which would result in any adjustment of the Stock Purchase Price (as described in Section 3.3 hereof) if the total number of shares of capital stock issuable after such action upon exercise or conversion of all outstanding warrants, together with all shares of capital stock of the same class and series as such capital stock then issuable upon exercise of all options and upon the conversion of all convertible securities then outstanding, would exceed the total number of shares of capital stock of the same class and series as the Warrant Shares then authorized by the Company’s Articles of Incorporation.

3.3 CERTAIN ADJUSTMENTS TO STOCK PURCHASE PRICE.

(a) ADJUSTMENT FOR STOCK SPLITS, STOCK DIVIDENDS AND COMBINATIONS. In the event the outstanding shares of the same class and series as the Warrant Shares shall, after the issuance of this Warrant, be subdivided (split), or combined (reverse split), or in the event of any dividend or other distribution payable on the shares of the same class and series as the Warrant Shares in shares of the same class and series as the Warrant Shares (a “Stock Event”), the Stock Purchase Price in effect immediately prior to such subdivision, combination, dividend or other distribution shall, concurrently with the effectiveness of such Stock Event, be proportionately adjusted by multiplying the Stock Purchase Price in effect immediately prior to such Stock Event by a fraction, (i) the numerator of which shall be the number of shares of the same class and series as the Warrant Shares issued and outstanding immediately prior to such Stock Event, and (ii) the denominator of which shall be the number of shares of the same class and series as the Warrant Shares issued and outstanding immediately after such Stock Event, and the product so obtained shall thereafter be the Stock Purchase Price, subject to further adjustment as provided herein. The Stock Purchase Price shall be readjusted in the same manner upon the happening of each subsequent Stock Event.

(b) ADJUSTMENT FOR MERGER OR REORGANIZATION, ETC. In case of a reorganization or exchange transaction or any consolidation or merger of the Company with another corporation (other than a Stock Event or reclassification or recapitalization provided for elsewhere in this Section 3.3), then as a part of such reorganization, exchange, consolidation or merger provision shall be made such that the Warrant shall be exercisable into the number of shares of stock or other securities or property to which a holder of the number of Warrant Shares deliverable upon the exercise of this Warrant would have been entitled upon such reorganization, exchange, consolidation or merger; and, in any such case, appropriate adjustment (as determined in good faith by the Board) shall be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of the Holder of this Warrant, to the end that the provisions set forth herein (including provisions with respect to changes in and other adjustments of the Stock Purchase Price) shall thereafter remain applicable, as nearly equivalently as reasonably possible.

(c) ADJUSTMENTS FOR OTHER DIVIDENDS AND DISTRIBUTIONS. In the event the Company at any time or from time to time after the issuance of this Warrant pays, makes, or fixes a record date for the determination of holders of shares of the same class and series as the Warrant Shares entitled to receive, a dividend or other distribution payable in securities of the Company other than shares of the same class and series as the Warrant Shares, then and in each such event provision shall be made so that the Holder of this Warrant shall receive upon exercise thereof, in addition to the number of Warrant Shares receivable thereupon, the amount of securities of the Company which they would have received had this Warrant been exercised on the date of such event (or such record date, as applicable) and had the Holder thereafter, during the period from the date of such event to and including the conversion date, retained such Warrant Shares during such period, subject to all other adjustments called for during such period under this Section 3.3 with respect to the rights of the Holder of this Warrant.

(d) ADJUSTMENT FOR RECLASSIFICATION, EXCHANGE AND SUBSTITUTION. In the event that at any time or from time to time after the issuance of this Warrant the shares of the same class and series as the Warrant Shares are changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise (other than by a Stock Event or a stock dividend, reorganization, merger or consolidation provided for elsewhere in this Section 3.3), then in any such event the Holder of this Warrant shall have the right thereafter to exercise this Warrant into the kind and amount of stock and other securities and property receivable upon such recapitalization, reclassification or other change by holders of the number of shares of the same class and series as the Warrant Shares into which this Warrant could have been exercised immediately prior to such recapitalization, reclassification or change, all subject to further adjustment as provided herein or with respect to such other securities or property by the terms thereof.

(e) DURATION OF ADJUSTED STOCK PURCHASE PRICE. Following each computation or readjustment of an adjusted Stock Purchase Price as provided above in this Section 3.3, the new adjusted Stock Purchase Price shall remain in effect until a further computation or readjustment thereof is required by this Section 3.3.

(f) OTHER ACTION AFFECTING SHARES. In case after the issuance of this Warrant, the Company shall take any action affecting its shares of shares of the same class and series as the Warrant Shares, other than an action specifically described above in this Section 3.3, that in the good faith opinion of the Board would have a materially adverse effect upon the stock purchase rights of the Holder of this Warrant as set forth herein, the Stock Purchase Price shall be adjusted in a manner and at a time as the Board may in good faith determine to be equitable to the Holder of this Warrant.

(g) CERTIFICATE AS TO ADJUSTMENTS. Upon the occurrence of each adjustment or readjustment of a Stock Purchase Price pursuant to this Section 3.3, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to the Holder of this Warrant a certificate executed by the Chief Financial Officer of the Company setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request, at any time, of any Holder of this Warrant, furnish or cause to be furnished to such Holder a like certificate setting forth: (i) such adjustments and readjustments; (ii) the applicable Stock Purchase Price at the time in effect; and (iii) the number of Warrant Shares and the amount, if any, or other property which at the time would be received upon the exercise of this Warrant.

4. CERTAIN NOTICES. If at any time:

4.1 the Company shall declare any cash dividend upon its shares of the same class and series as the Warrant Shares;

4.2 the Company shall declare any dividend upon its shares of the same class and series as the Warrant Shares payable in stock or make any special dividend or other distribution to the holders of its shares of its shares of the same class and series as the Warrant Shares;

4.3 there shall be any capital reorganization or reclassification of the capital stock of the Company, or any Corporate Transaction; or

4.4 the Company shall take or propose to take any other action, notice of which is actually provided to or is required to be provided, pursuant to applicable law or pursuant to any written agreement, to holders of its shares of the same class and series as the Warrant Shares;

then, in any one or more of said cases, the Company shall give, by first class mail, postage prepaid, addressed to the Holder of this Warrant at the address of such Holder as shown of the books of the Company, (a) at least ten (10) days prior written notice of the date on which the books of the Company shall close or a record shall be taken for such dividends or distribution rights or for determining rights to vote in respect of any such reorganization, reclassification, or Corporate Transaction, and (b) in the case of any such reorganization, reclassification, or Corporate Transaction, at least ten (10) days prior written notice of the date when the same is reasonably expected to take place. Any notice given in accordance with the foregoing clause (a) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of shares of the same class and series as the Warrant Shares shall be entitled thereto. Any notice given in accordance with the foregoing clause (b) shall also specify the date on which the holders of shares of the same class and series as the Warrant Shares are reasonably expected to be entitled to exchange their stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, or Corporate Transaction, as the case may be.

5. ISSUE TAX. The issuance of certificates for shares of the Warrant Shares shall be made without charge to the Holder of the Warrant for any issue tax in respect thereof; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the then Holder of the Warrant being transferred.

6. CLOSING OF BOOKS. The Company will at no time close its transfer books against the transfer of any Warrant or of any shares of Warrant Shares in any manner which interferes with the timely exercise of this Warrant.

7. NO VOTING OR DIVIDEND RIGHTS; LIMITATION OF LIABILITY. Nothing contained in this Warrant shall be construed as conferring upon the Holder of the Warrant the right to vote or to consent or to receive notice as a shareholder in respect of meetings of shareholders for the election of directors of the Company or any other matters or any rights whatsoever as a shareholder of the Company. No dividends or interest shall be payable or accrued in respect of this Warrant or the interest represented hereby or the shares purchasable hereunder until, and only to the extent that, this Warrant shall have been exercised or converted. No provisions hereof, in the absence of affirmative action by the Holder to purchase shares of capital stock, and no mere enumeration herein of the rights or privileges of the Holder hereof, shall give rise to any liability of such Holder for the Stock Purchase Price or as a shareholder of the Company, whether such liability is asserted by the Company or by its creditors.

8. WARRANTS TRANSFERABLE. Subject to the provisions of the Agreement, this Warrant and all rights hereunder are transferable, in whole or in part, without charge to the Holder hereof (except for transfer taxes), upon surrender of this Warrant properly endorsed. Each holder of this Warrant, by taking or holding the same, consents and agrees that this Warrant, when endorsed in blank, shall be deemed negotiable, and that the Holder hereof, when this Warrant shall have been so endorsed, may be treated by the Company and all other persons dealing with this Warrant as the absolute owner hereof for any purpose and as transferee hereof on the books of the Company any notice to the contrary notwithstanding, but, until such transfer on such books, the Company may treat the registered owner hereof as the Holder for all purposes.

9. NOTICES. Any notice required to be delivered to the Company under this Warrant shall be in writing and addressed to the Chief Executive Officer of the Company at the address set forth in the first paragraph of this Warrant, or at such other address as the Company may designate by ten (10) days advance written notice to the Holder. Any notice required to be delivered to the Holder shall be in writing and addressed to the Holder at the address indicated on the books of the Company, or at such other address as the Holder may designate by ten (10) days advance written notice to the Company. Unless otherwise provided, any notice required or permitted under this Warrant shall be given in writing and shall be deemed effectively given or delivered upon: (a) personal delivery by hand or professional courier service (including an overnight delivery service such as Federal Express); (b) by facsimile upon receipt of confirmation of delivery; or (c) five (5) days after deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified.

10. DESCRIPTIVE HEADINGS AND GOVERNING LAW. The descriptive headings of the several sections and paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. This Warrant shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of Nevada, without giving effect to the conflict of laws principles thereof.

11. LOST WARRANTS OR STOCK CERTIFICATES. The Company agrees with the Holder hereof that upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant or stock certificate and, in the case of any such loss, theft or destruction, upon receipt of an indemnity reasonably satisfactory to the Company, or in the case of any such mutilation upon surrender and cancellation of such Warrant or stock certificate, the Company at its expense will make and deliver a new Warrant or stock certificate, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant or stock certificate.

12. FRACTIONAL SHARES. No fractional shares shall be issued upon exercise of this Warrant. The Company shall, in lieu of issuing any fractional share, pay the Holder hereof entitled to such fraction a sum in cash equal to such fraction multiplied by the then effective Stock Purchase Price.

13. MARKET STAND OFF; LEGEND

13.1 MARKET STAND-OFF. If the Company at any time shall register under the Securities Act any shares of its capital stock for sale to the public, the Holder (and any assignee of the Warrant Shares or the shares of Common Stock issuable upon conversion of the Warrant Shares) shall not sell publicly, make any short sale of, grant any option for the purchase of, or otherwise dispose publicly of, any capital stock of the Company (other than those shares of Warrant Shares or the shares of Common Stock issuable upon conversion of the Warrant Shares included in such registration) without the prior written consent of the Company, for a period designated by the Company in writing to the Holder, which period shall begin not more than ten (10) days prior to the effectiveness of the registration statement pursuant to which such public offering shall be made and shall not last more than one hundred eighty (180) days after the effective date of such registration statement.

13.2 EXCEPTIONS. Notwithstanding the foregoing, the obligations described in Section 13.1, above, shall not apply to a registration relating solely to employee benefit plans on Form S-8 or similar forms which may be promulgated in the future, or a registration relating solely to a Securities and Exchange Commission Rule 145 transaction on Form S-4, Form S-14 or Form S-15 or similar forms which may be promulgated in the future.

13.3 LEGEND. To the extent applicable, each certificate or other document evidencing any of the Warrant Shares shall be endorsed with the legend set forth below (and such other legends, if any, required by the Purchase Agreement), and each Holder covenants that, except to the extent such restrictions are waived by the Company, such Holder shall not transfer the shares represented by any such certificate without complying with the restrictions on transfer described in the legend endorsed on such certificate:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE, AND MAY BE OFFERED, SOLD, PLEDGED OR HYPOTHECATED ONLY IF REGISTERED AND QUALIFIED PURSUANT TO THE RELEVANT PROVISIONS OF FEDERAL AND STATE SECURITIES LAWS OR IF THE COMPANY IS PROVIDED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT REGISTRATION AND QUALIFICATION UNDER FEDERAL AND STATE SECURITIES LAWS IS NOT REQUIRED OR IF THE COMPANY OTHERWISE SATISFIES ITSELF THAT REGISTRATION IS NOT REQUIRED.”

14. AMENDMENT AND WAIVER. Any term of this Warrant may be amended with the written consent of the Company and the holders of outstanding Warrants entitled to purchase in the aggregate more than fifty percent (50%) of the aggregate number of shares then issuable upon exercise or conversion of the then-outstanding warrants that were issued pursuant to the Purchase Agreement (to the extent not then exercised) (the “Majority Holders”). Any term of this Warrant may be waived (either generally or in a particular instance and either retroactively or prospectively), including without limitation an amendment or waiver of the Expiration Date with the written consent of the Majority Holders. Any amendment or waiver effected in accordance with this Section 14 shall be binding upon all “Holders” of Warrants and any future Holder of this Warrant. Each Investor acknowledges that by the operation of this Section 14, less than all of the holders of Warrants may effect an amendment or waiver of provisions of this Warrant and may therefore diminish or eliminate rights of such Holder under this Warrant even though Holder has not consented to the amendment or waiver.

15. COUNTERPARTS. This Warrant may be executed and delivered by facsimile and the signature of any party to this Warrant delivered by facsimile shall be deemed an original signature for all purposes. This Warrant may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument. The partially executed signature page of any counterpart of this Warrant may be attached to any other partially executed counterpart of this Warrant without impairing the legal effect of the signature(s) on such signature page.

[Signatures appear on the following page.]

IN WITNESS WHEREOF, the Company has caused this Stock Purchase Warrant to be duly executed by its duly authorized officers, effective as of the date first written above.

THE COMPANY: ENERJEX RESOURCES, INC., a Nevada corporation		ACKNOWLEDGED AND ACCEPTED BY HOLDER:

By:
	Robert Watson, Jr., President	[INSERT HOLDER’S NAME]

FORM OF SUBSCRIPTION

(To be signed only upon exercise of Warrant)

To:

The undersigned, the Holder of the within Warrant, hereby irrevocably elects to exercise the purchase right represented by such Warrant for, and to purchase thereunder,                                  (                    ) shares of Common Stock of ENERJEX RESOURCES, INC., and herewith makes payment of                                  Dollars ($        ) thereof, and requests that the certificates for such shares by issued in the name of, and delivered to                                                                                                                                        , whose address is                                                                                                                                        .

The undersigned represents that it is acquiring such Common Stock for its own account for investment and not with a view to or for sale in connection with any distribution thereof (subject, however, to any requirement of law that the disposition thereof shall at all times by within its control).

DATED:

(signature must conform in all respects to name of Holder as specified on the face of the Warrant)

(Address)

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned, the Holder of the within Warrant, hereby sells, assigns and transfers all of the rights of the undersigned under the within Warrant, with respect to the number of shares of Common Stock covered thereby set forth herein below, unto:

Name of Assignee	Address	No. of Shares

DATED:

(Signature must conform in all respects to name of Holder as specified on the face of the Warrant)